Exhibit 99.1

PRESS RELEASE

DREAMWORKS ANIMATION ANNOUNCES DEPARTURE OF

CHIEF ACCOUNTING OFFICER

Heather O’Connor to Assume Position Currently Held by Phil Cross

Glendale, California – December 14, 2009 – DreamWorks Animation SKG, Inc. (Nasdaq: DWA) today announced that Phil Cross, the Company’s Chief Accounting Officer, will be stepping down from his current position. Cross has served as the Company’s Chief Accounting Officer since September 2007 and will remain in this role through February 2010 to assist with the transition and the annual financial close. He will then remain a consultant to the Company.

“Phil has served as a key member of the DreamWorks Animation leadership team throughout the course of his two years with us as Chief Accounting Officer,” said Lew Coleman, DreamWorks Animation President and Chief Financial Officer. “On behalf of the management team and Board of Directors, I want to thank Phil for his many contributions to the Company.”

Heather O’Connor, who currently serves as Director of SEC Reporting for DreamWorks Animation, will assume the role of Chief Accounting Officer in February 2010, subject to confirmation by the Company’s Board of Directors.

“I am pleased that Heather will be joining our executive team as Chief Accounting Officer,” continued Coleman. “Her considerable experience throughout her 14 years with the Company make her an ideal candidate to oversee DreamWorks Animation’s corporate accounting and financial reporting functions in the near future.”

O’Connor has served in her current role at DreamWorks Animation since January 2006. Previously, she held a variety of positions within the Accounting and Financial Planning & Analysis departments at DreamWorks LLC, Prior to her roles at DreamWorks, O’Connor served as Audit Senior at Arthur Andersen, LLP. She serves as Treasurer and sits on the Board of

Directors of needtheater in Los Angeles. O’Connor received her degree from the University of Illinois, Urbana-Champaign, and is a certified public accountant.

About DreamWorks Animation SKG

DreamWorks Animation creates high-quality entertainment, including CG animated feature films, television specials and series, live entertainment properties and online virtual worlds, meant for audiences around the world. The Company has world-class creative talent, a strong and experienced management team and advanced filmmaking technology and techniques. All of DreamWorks Animation’s feature films are now being produced in 3D. The Company has theatrically released a total of 18 animated feature films, including the franchise properties, Shrek, Madagascar and Kung Fu Panda.

Contact:

DreamWorks Animation Corporate Communications

Shannon Olivas

(818) 695-3658

shannon.olivas@dreamworks.com

Caution Concerning Forward-Looking Statements

This document includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company’s plans, prospects, strategies, proposals and our beliefs and expectations concerning performance of our current and future releases and anticipated talent, directors and storyline for our upcoming films and other projects, constitute forward-looking statements. These statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and management’s beliefs and assumptions. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of DreamWorks Animation SKG, Inc. These risks and uncertainties include: audience acceptance of our films, our dependence on the success of a limited number of releases each year, the increasing cost of producing and marketing feature films, piracy of motion pictures, the effect of rapid technological change or alternative forms of entertainment and our need to protect our proprietary technology and enhance or develop new technology. In addition, due to the uncertainties and risks involved in the development and production of animated feature projects, the release dates for the projects described in this document may be delayed. For a further list and description of such risks and uncertainties, see the reports filed by us with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our most recent quarterly reports on Form 10-Q. DreamWorks Animation is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

#    #    #